Exhibit 99.1

Xtant™ Medical Exhibits at North American Spine Society (NASS) Meeting

Belgrade, Mont., October 12, 2015 – Xtant Medical Holdings, Inc. (OTCQX:BONE), a leader in the development of regenerative medicine products and medical devices, today announced that its wholly owned subsidiaries, X-spine Systems Inc. and Bacterin International, Inc. are sponsoring the 30th Annual North American Spine Society (NASS) Meeting. Xtant Medical will display X-spine and Bacterin product portfolios during the meeting in Chicago, IL from October 14 th – 16th.

Xtant Medical will feature the recently FDA cleared Aranax™ Cervical Plating System and the OsteoSelect ® PLUS DBM Putty, while highlighting the Irix-A™ Integrated Lumbar System, Silex® Sacroiliac Fusion System, Axle® Interspinous Fusion System, 3Demin® Cortical Fiber Technology, and the OsteoSponge® product family.

Xtant will also be hosting a cadaveric product demonstration highlighting proprietary fixation products on Wednesday, October 14 from 2-4pm at the McCormick Convention Center. "Showcasing the product portfolio at NASS allows us to present our development and commercialization capabilities directly to surgeon users and distributors," said Dr. David Kirschman, Chief Scientific Officer and Executive Vice President of Xtant Medical. "This also provides a platform to assess our strengths as a manufacturer as well as to identify new potential market opportunities within the spine community."

Throughout the NASS meeting, Xtant Medical will host meetings with physicians, distributors, scientists and investors to discuss the combination of X-spine and Bacterin, and to showcase its biologic and fixation product portfolios. Xtant will be located at Booth 1057 in the Technical Exhibits. If you would like to schedule time to meet with the Xtant Medical management team at NASS, please email IR@XtantMedical.com.

About North American Spine Society (NASS)

The North American Spine Society is a global multidisciplinary medical society that utilizes education, research and advocacy to foster the highest quality, ethical, value- and evidence-based spine care for patients. See their website: www.spine.org for more information.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (OTCQX:BONE) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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